SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

              ART'S-WAY MANUFACTURING CO., INC.
 Date:	October 14, 2004              By:  /s/ John C. Breitung
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                                      John C. Breitung
                                      President and Chief Executive Officer


 Date:	October 14, 2004              By:   /s/ Carrie L. Majeski
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                                      Carrie L. Majeski
                                      Chief Financial Officer